Exhibit 99.9

GENERAL

THIS DOCUMENT IS AN ENGLISH TRANSLATION OF A RUSSIAN DOCUMENT. IT IS PROVIDED FOR INFORMATION ONLY, HAS NO LEGAL EFFECT AND SHOULD NOT BE RELIED UPON. SHAREHOLDERS IN JSC “RUSHYDRO” SHOULD RELY ONLY ON THE ORIGINAL RUSSIAN DOCUMENT OF WHICH THIS IS A TRANSLATION (TOGETHER WITH OTHER RELEVANT RUSSIAN DOCUMENTATION ISSUED BY JSC “RUSHYDRO”) IN RELATION TO ANY DECISION RELATING TO THE SUBJECT MATTER OF THIS DOCUMENT.

THIS TRANSLATION APPEARS AS A MATTER OF INFORMATION ONLY AND DOES NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER OR INVITATION TO MAKE AN OFFER FOR THE PURCHASE OF ANY SHARES, BONDS OR OTHER SECURITIES.

THIS DOCUMENT IS NOT A PROSPECTUS, INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2003/71/EC (THIS DIRECTIVE, AND AMENDMENTS THERETO, INCLUDING THE 2010 PROSPECTUS DIRECTIVE AMENDING DIRECTIVE 2010/73/EU TO THE EXTENT IMPLEMENTED IN EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA, TOGETHER WITH ANY IMPLEMENTING MEASURES IN EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE EU DIRECTIVE 2003/71/EC, THE “PROSPECTUS DIRECTIVE”).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN JSC “RUSHYDRO” AND DEPOSITARY RECEIPTS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE. ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE “QUALIFIED INVESTORS” WITHIN THE MEANING OF ARTICLE 2(1)(E) OF THE PROSPECTUS DIRECTIVE. IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT, QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

THIS DOCUMENT INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS DOCUMENT. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS. THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS. BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON

NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

NOTICE TO US INVESTORS

JSC “RUSHYDRO’S” OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES AND DEPOSITARY RECEIPTS (THE “RIGHTS OFFERING”) IS MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS DOCUMENT, IF ANY, HAS BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. JSC “RUSHYDRO” IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES AND DEPOSITARY RECEIPTS TO BE OFFERED IN CONNECTION WITH THE RIGHTS OFFERING, JSC “RUSHYDRO” WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JSC “RUSHYDRO” SHARES OR DEPOSITARY RECEIPTS RELATED TO THE ISSUANCE.

For legal entities

APPLICATION FORM FOR ACQUISITION OF SHARES

of JSC “RusHydro”

(hereinafter also referred to as the Company, Issuer)

IN THE EXERCISE OF THE PREEMPTIVE RIGHT

state registration number of additional issue 1-01-55038-E-041D dated 03.12.2012

Person exercising the preemptive right (hereinafter referred to as the Applicant) shall be liable for reliability of the information specified in this application (hereinafter referred to as the Application) and its compliance with the information entered in the Issuer’s   Register of Shareholders.

SECTION I (BINDING)

1. Full company name of the legal entity:
2. Place of residence:

3. Certificate on state registration of the legal entity:	3.1. Name of the registering authority:
3.2. Date and number of state registration:
4. Certificate on registration of the legal entity in the Uniform State Register of Legal Entities (EGRUL):	4.1. OGRN (Primary State Registration Number):
4.2. Date:

5. Number of shares being acquired:*	5.1. In figures

(Number of shares being acquired shall not exceed the maximum number of additional shares which the entity can acquire in exercise of its preemptive right for acquisition of the Issuer’s additional shares).

5.2. Written amount

ATTENTION: While exercising your preemptive right, the law allows you to acquire fractional shares, however, a fractional share as a rule does not have any significant influence on the number of votes you have in General Meeting of Shareholders, does not significantly increase an amount of your dividends (if any), however, alienation of fractional share may require additional expenses or efforts usually not incommensurable with the benefits of having the fractional share.

In this connection acquisition of a whole number of shares can be preferable for you.

The following documents are attached to this APPLICATION:

–                                                                                                                                                                   /Appendix No             /

–                                                                                                                                                                   /Appendix No             /

–                                                                                                                                                                   /Appendix No             /

–                                                                                                                                                                   /Appendix No             /

Signature of the person**, entitled to exercise the preemptive right for acquisition of shares (its authorized representative):

( )
(signature)	(Name)

Place of Seal

Power of attorney dated «    »                        20       No

Date «    »                         20

SECTION II (NON-BINDING)
6. Taxpayer identification number (INN) (if available):

7. Form of payment for shares	Put «V» or «X» mark	Specify amount, RUR.
7.1. MONETARY
7.2. NON-MONETARY (payment by property)

8. Fill in only in case of non-monetary payment for shares – list and characteristics of non-monetary assets (property)	List of non-monetary assets by which the shares can be paid is specified in clause 8.6. of the Resolution on the Additional Issue of Securities. Other property shall not be used for payment***
Specify characteristics of every non-monetary asset!****

class, category (type), form, nominal value, quantity, state registration number of issue of securities to be transferred to pay for the Shares, name of such securities issuer, estimated value of such securities in the Applicant’s opinion estimated value of such non-monetary assets according to Applicant’s opinion at which they are going to be transferred to pay for the Shares in case when value of such non-monetary assets, determined by Board of Directors of the Issuer, will be matched with the value of such assets specified in Application. Estimated value shall be specified in RUR*

personal account details in the register of securities holders of joint-stock company, whose securities are transferred to pay for the Shares (depositary account details of the Subscriber’s ultimate nominee holder with indication of all necessary account details for transfer to it of these securities) in case the difference between the value of non-monetary assets deposited to pay for the Shares and the value of Shares paid for by the Applicant is returned in accordance with the procedure specified in clause 8.6 of the Resolution on Additional Issue of Shares

9. Full postal address:
10. Contact telephone number (home, mobile):
11. Fax number, e-mail address:
12. Preferable way of sending notices to Applicant:
	letter by e-mail	to e-mail address
13. Bank account details for money transfer if money return is required	Account holder:
Number of bank account:
Full name of the credit company:
Short name of the credit company:
Location:
INN/KPP (Tax Registration Reason Code):
BIC (Bank Identification Code):
Corr. Acc.

14. Personal account number of the Applicant in the register of holders of the Issuer’s registered securities for transfer of acquired securities

15. Full company name of depositary (hereinafter referred to as the First Level Depositary), data on state registration of the depository (OGRN, name of the registering authority, date of state registration and entering the depositary in the UGRL), account number of Applicant’s depositary account, number and date of depositary agreement concluded between the Depository and Applicant . If the Applicant’s depositary account (in respect of securities being placed) is maintained by a nominee holder who in turn is a depositor of the First Level Depositary, then the Application shall state the full company name of the said nominee holder, data on state registration of the said nominee holder (hereinafter referred to as the Second Level Depositary) (OGRN, name of the registering authority, date of state registration and entering the depositary in the UGRL) (and so on down to the ultimate nominee holder with which the Applicant has the depository account).

ATTENTION: Due to changes in the legislation of the Russian Federation on the Central Depository, please take into account possible changes in your details on the opening accounts of the Central Depositary in the share register.

16. Applicant’s depositary account number, number and date of depositary agreement concluded between the depository – nominee holder and Applicant, full company name of the First Level Depositary, details of the inter depository agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder with which the Applicant has the depository account (in respect of securities being placed)

I hereby confirm, that in case the monetary value of non-monetary assets transferred to pay for the Shares will be determined by Board of directors JSC “Rushydro” as a less value in comparison with the Applicant’s estimation of monetary value of non-monetary assets, specified in Application, then such non-monetary assets are not treated as a payment for the Shares and should be paid back.

Signature of the person**, entitled to exercise the preemptive right for acquisition of shares (its authorized representative):

( )

(signature)	(Name)
Place of Seal

17. TO BE FILLED IN IF THE APPLICATION IS SIGNED BY A REPRESENTATIVE OF THE PERSON, exercising the pre-emptive right for the acquisition of shares:
Name, position / Full company name of the entity signed this Application:

Acting on the basis of (name and details of authorizing document)

for individual persons:

ID document:

Series No

Date of issue, issuing authority

Date and place of birth

Place of residence

for legal entities:

Certificate on state registration of the legal entity: number: , date ,

registration body:

Certificate on entering the record into EGRUL (if any):

OGRN record entering date

Issued by:

Signature of the person**, entitled to exercise the preemptive right for acquisition of shares (its authorized representative):

( )

(signature)	(Name)
Place of Seal

Power of Attorney dated « » 20 No
Date « » 20

ANNOTATION:

* In case the payment for Shares is made by non-monetary assets until the Board of directors has determined the market value of such non-monetary assets and Applicant in paragraph 8 of this Application specified the estimated value of non-monetary assets in amount “at least”, it is recommended to specify the maximum possible quantity of acquiring Shares

**The Application shall be signed by the person having the pre-emptive right for acquisition of the Shares being placed (or by its authorized representative subject to attachment of the original or certified copy of a duly executed Power of Attorney or any other document, confirming the authority of the representative) and bear the seal impress for legal persons (if any).

***ATTENTION: in case of payment for Shares with non-monetary assets until the Board of directors have determined the market value of such non-monetary assets, it is deemed that the Applicant confirmed its agreement with monetary evaluation of the non-monetary assets in return for Shares, which shall be subsequently defined by the Board of Directors of the Issuer in accordance with Articles 34 and 77 of the Federal Law “On Joint Stock Companies”.

In case the Applicant has an intention to pay for Shares with non-monetary assets, within the Term of the pre-emptive right validity and not later than 20 (twenty) days before the pre-emptive right termination date, in accordance with Article 77 of the Federal Law “On Joint Stock Companies” the Board of Directors of the Issuer determines market value of the property in return for Shares pursuant to the procedure of exercising the pre-emptive right for the placed Shares acquisition. No later than 5 (five) days from the date of resolution of the Board of Directors on determination of the market value of property in return for Shares, the Issuer shall disclose the information on such a resolution in the Interfax news line and on the websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

Provided that in case of payment for Shares with non-monetary assets until the Board of directors have determined the market value of property in return for Shares, it is deemed that the Applicant confirmed its agreement with monetary evaluation of the non-monetary assets in return for Shares, which shall be subsequently defined by the Board of Directors of the Issuer in accordance with Articles 34 and 77 of the Federal Law “On Joint Stock Companies”.

****In case of payment for Shares with non-monetary assets until the Board of directors has determined the market value of such non-monetary assets the estimated value of such non-monetary assets can be determined by Applicant by way of specifying it’s value or specifying minimum or maximum of it’s value.

Dear Shareholder,

1. Please, make sure that you have filled all recommended fields of the Application form, including your bank details and contact information (telephone number, mobile phone, e-mail address) – this will allow avoiding difficulties when considering your Application.

2. Fill in form fields No 7.2., 8 ONLY in case of payment for shares by non-monetary assets (list of non-monetary assets (property) is specified in clause 8.6 of the Resolution on the Additional Issue of Securities, and you have right to review it in the order prescribed by the law, as well as on the Issuer’s website www.rushydro.ru).

3. While paying for the shares please take into account time which is necessary for a credit company to perform payment.

4. Please, sign each page of the Application and specify the date of signing.

Thank you!

For private individuals

APPLICATION FORM FOR ACQUISITION OF SHARES

of JSC “RusHydro”

(hereinafter also referred to as the Company, Issuer)

IN THE EXERCISE OF THE PREEMPTIVE RIGHT

state registration number of additional issue 1-01-55038-E-041D dated 03.12.2012

Person exercising the preemptive right (hereinafter referred to as the Applicant) shall be liable for reliability of the information specified in this application (hereinafter referred to as the Application) and its compliance with the information entered in the Issuer’s Register of Shareholders.

SECTION I (BINDING)
1. Surname, first name, patronymic:
2. Place of residence:
3. Date and place of birth:

4. Passport data:	4.1. Passport series and No.:
4.2. Date of passport issuance, issuing authority:

5. Number of shares being acquired:*	5.1. In figures

(Number of shares being acquired shall not exceed the maximum number of additional shares which the entity can acquire in exercise of its preemptive right for acquisition of the Issuer’s additional shares).

5.2. Written amount

ATTENTION: While exercising your preemptive right, the law allows you to acquire fractional shares, however, a fractional share as a rule does not have any significant influence on the number of votes you have in General Meeting of Shareholders, does not significantly increase an amount of your dividends (if any), however, alienation of fractional share may require additional expenses or efforts usually not incommensurable with the benefits of having the fractional share.

In this connection acquisition of a whole number of shares can be preferable for you.

The following documents are attached to this APPLICATION:

–                                                                                                                                                                   /Appendix No            /

–                                                                                                                                                                   /Appendix No            /

–                                                                                                                                                                   /Appendix No            /

–                                                                                                                                                                   /Appendix No            /

Signature of the person**, entitled to exercise the preemptive right for acquisition of shares (its authorized representative):

( )
(signature)	(Name)

Place of Seal

 Power of attorney dated «    »                        20       No

 Date «    »                         20

SECTION II (NON-BINDING)
6. Taxpayer identification number (INN) (if available):
7. Form of payment for shares	Put «V» or «X» mark	Specify amount, RUR.
7.1. MONETARY
7.2. NON-MONETARY (payment by property)

8. Fill in only in case of non-monetary payment for shares – list and characteristics of non-monetary assets (property)	List of non-monetary assets by which the shares can be paid is specified in clause 8.6. of the Resolution on the Additional Issue of Securities. Other property shall not be used for payment***
Specify characteristics of every non-monetary asset!****

class, category (type), form, nominal value, quantity, state registration number of issue of securities to be transferred to pay for the Shares, name of such securities issuer, estimated value of such securities in the Applicant’s opinion estimated value of such non-monetary assets according to Applicant’s opinion at which they are going to be transferred to pay for the Shares in case when value of such non-monetary assets, determined by Board of Directors of the Issuer, will be matched with the value of such assets specified in Application. Estimated value shall be specified in RUR*

personal account details in the register of securities holders of joint-stock company, whose securities are transferred to pay for the Shares (depositary account details of the Subscriber’s ultimate nominee holder with indication of all necessary account details for transfer to it of these securities) in case the difference between the value of non-monetary assets deposited to pay for the Shares and the value of Shares paid for by the Applicant is returned in accordance with the procedure specified in clause 8.6 of the Resolution on Additional Issue of Shares

9. Full postal address:
10. Contact telephone number (home, mobile):
11. Fax number, e-mail address:
12. Preferable way of sending notices to Applicant:
	letter by e-mail	to e-mail address
13. Bank account details for money transfer if money return is required	Account holder:
Number of bank account:
Full name of the credit company:
Short name of the credit company:
Location:
INN/KPP (Tax Registration Reason Code):
BIC (Bank Identification Code):
Corr. Acc.
14. Personal account number of the Applicant in the register of holders of the Issuer’s registered securities for transfer of acquired securities

15. Full company name of depositary (hereinafter referred to as the First Level Depositary), data on state registration of the depository (OGRN, name of the registering authority, date of state registration and entering the depositary in the UGRL), account number of Applicant’s depositary account, number and date of depositary agreement concluded between the Depository and Applicant . If the Applicant’s depositary account (in respect of securities being placed) is maintained by a nominee holder who in turn is a depositor of the First Level Depositary, then the Application shall state the full company name of the said nominee holder, data on state registration of the said nominee holder (hereinafter referred to as the Second Level Depositary) (OGRN, name of the registering authority, date of state registration and entering the depositary in the UGRL) (and so on down to the ultimate nominee holder with which the Applicant has the depository account).

ATTENTION: Due to changes in the legislation of the Russian Federation on the Central Depository, please take into account possible changes in your details on the opening accounts of the Central Depositary in the share register.

16. Applicant’s depositary account number, number and date of depositary agreement concluded between the depository – nominee holder and Applicant, full company name of the First Level Depositary, details of the inter depository agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder with which the Applicant has the depository account (in respect of securities being placed)

I hereby confirm, that in case the monetary value of non-monetary assets transferred to pay for the Shares will be determined by Board of directors JSC “Rushydro” as a less value in comparison with the Applicant’s estimation of monetary value of non-monetary assets, specified in Application, then such non-monetary assets are not treated as a payment for the Shares and should be paid back.

Signature of the person**, entitled to exercise the preemptive right for acquisition of shares (its authorized representative):

( )
(signature)	(Name)
Place of Seal

17. TO BE FILLED IN IF THE APPLICATION IS SIGNED BY A REPRESENTATIVE OF THE PERSON, exercising the pre-emptive right for the acquisition of shares:
Name, position / Full company name of the entity signed this Application:

Acting on the basis of (name and details of authorizing document)

for individual persons:

ID document:

Series No

Date of issue, issuing authority

Date and place of birth

Place of residence

for legal entities:

Certificate on state registration of the legal entity: number: , date ,

registration body:

Certificate on entering the record into EGRUL (if any):

OGRN record entering date

Issued by:

Signature of the person**, entitled to exercise the preemptive right for acquisition of shares (its authorized representative):

( )
(signature)	(Name)
Place of Seal

Power of Attorney dated « » 20 No
Date « » 20

ANNOTATION:

* In case the payment for Shares is made by non-monetary assets until the Board of directors has determined the market value of such non-monetary assets and Applicant in paragraph 8 of this Application specified the estimated value of non-monetary assets in amount “at least”, it is recommended to specify the maximum possible quantity of acquiring Shares

**The Application shall be signed by the person having the pre-emptive right for acquisition of the Shares being placed (or by its authorized representative subject to attachment of the original or certified copy of a duly executed Power of Attorney or any other document, confirming the authority of the representative) and bear the seal impress for legal persons (if any).

***ATTENTION: in case of payment for Shares with non-monetary assets until the Board of directors have determined the market value of such non-monetary assets, it is deemed that the Applicant confirmed its agreement with monetary evaluation of the non-monetary assets in return for Shares, which shall be subsequently defined by the Board of Directors of the Issuer in accordance with Articles 34 and 77 of the Federal Law “On Joint Stock Companies”.

In case the Applicant has an intention to pay for Shares with non-monetary assets, within the Term of the pre-emptive right validity and not later than 20 (twenty) days before the pre-emptive right termination date, in accordance with Article 77 of the Federal Law “On Joint Stock Companies” the Board of Directors of the Issuer determines market value of the property in return for Shares pursuant to the procedure of exercising the pre-emptive right for the placed Shares acquisition.

No later than 5 (five) days from the date of resolution of the Board of Directors on determination of the market value of property in return for Shares, the Issuer shall disclose the information on such a resolution in the Interfax news line and on the websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

Provided that in case of payment for Shares with non-monetary assets until the Board of directors have determined the marker value of property in return for Shares, it is deemed that the Applicant confirmed its agreement with monetary evaluation of the non-monetary assets in return for Shares, which shall be subsequently defined by the Board of Directors of the Issuer in accordance with Articles 34 and 77 of the Federal Law “On Joint Stock Companies”.

****In case of payment for Shares with non-monetary assets until the Board of directors has determined the market value of such non-monetary assets the estimated value of such non-monetary assets can be determined by Applicant by way of specifying it’s value or specifying minimum or maximum of it’s value.

Dear Shareholder,

1. Please, make sure that you have filled all recommended fields of the Application form, including your bank details and contact information (telephone number, mobile phone, e-mail address) – this will allow avoiding difficulties when considering your Application.

2. Fill in form fields No 7.2., 8 ONLY in case of payment for shares by non-monetary assets (list of non-monetary assets (property) is specified in clause 8.6 of the Resolution on the Additional Issue of Securities, and you have right to review it in the order prescribed by the law, as well as on the Issuer’s website www.rushydro.ru).

3. While paying for the shares please take into account time which is necessary for a credit company to perform payment.

4. Please, sign each page of the Application and specify the date of signing.

Thank you!